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                                                                   EXHIBIT 99.2

                                 US WATS, INC.
                     111 PRESIDENTIAL BOULEVARD, SUITE 114
                        BALA CYNWYD, PENNSYLVANIA 19004

             PROXY--Special Meeting of Shareholders--      , 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned hereby appoints Aaron R. Brown and Stephen J. Parker as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them acting alone, to represent and to vote, as designated below, all the Common Stock of US WATS, Inc. held of record by the undersigned
on the close of business on       , 1998 at the Special Meeting of
Shareholders to be held on       , 1998 or at any adjournment thereof.

1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER BY AND AMONG ACC CORP., A DELAWARE CORPORATION, ACC ACQUISITION-BLUE CORP., A DELAWARE CORPORATION AND US WATS, INC., AND APPROVAL OF THE MERGER OF ACC ACQUISITION-BLUE CORP. WITH AND INTO US WATS, INC. AND ALL TRANSACTIONS RELATED THERETO.

            FOR [_]  AGAINST [_]  ABSTAIN [_]

2. PROPOSAL TO AUTHORIZE THE ADJOURNMENT OF THE MEETING TO ALLOW FOR COLLECTION OF ADDITIONAL SHAREHOLDER VOTES TO OBTAIN A QUORUM OR IN ORDER TO OBTAIN MORE VOTES IN FAVOR OF THE AGREEMENT AND PLAN OF MERGER AND THE MERGER, IF NECESSARY.

            FOR [_]  AGAINST [_]  ABSTAIN [_]

  IN THEIR DISCRETION, THE PROXIES, AND EACH OF THEM ACTING ALONE, ARE HEREBY AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL NO. 1 AND NO . 2 AND IN ACCORDANCE WITH THE PROXY'S BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     PLEASE MARK, SIGN, DATE AND RETURN THIS
                                     PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

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                                     Name(s) (Please Print)

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                                     Signature

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                                     Signature, if held jointly

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                                     Date